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                                                                     EXHIBIT 77M
COLUMBIA FUNDS SERIES TRUST II

MERGER OF COLUMBIA FEDERAL SECURITIES FUND INTO COLUMBIA U.S. GOVERNMENT MORTGAGE FUND

On April 8, 2011, Columbia Federal Securities Fund (the Selling Fund), a series of Columbia Funds Series Trust I merged into Columbia U.S. Government Mortgage Fund (the Buying Fund), a series of Columbia Funds Series Trust II.

BOARD ACTION: Board members of the Selling Fund, at a meeting held in September 2010, and Board members of the Buying Fund, at a meeting held in August 2010, approved an Agreement and Plan of Reorganization (the Agreement). Each Board determined that participation in the reorganization was in the best interests of the respective Fund and that the interests of existing shareholders of the respective Fund would not be diluted as a result of the reorganization.

SHAREHOLDER APPROVAL: The shareholders of the Selling Fund approved the Agreement between the Selling Fund and the Buying Fund at a special meeting of shareholders held on February 15, 2011.

TERMS OF THE REORGANIZATION: Under the Agreement, the Selling Fund transferred all of its assets attributable to Class A, Class B, Class C and Class Z shares to the Buying Fund in exchange for Class A, Class B, Class C and Class Z shares of the Buying Fund, respectively. Those shares were distributed proportionately to the shareholders of the Selling Fund. The Buying Fund assumed the liabilities of the Selling Fund. The shareholders did not pay any sales charge in connection with the distribution of shares. The Selling Fund, the Buying Fund and Columbia Management Investment Advisers, LLC agreed to bear the costs of the reorganization as outlined in the Agreement.

REDOMICILING OF COLUMBIA HIGH YIELD BOND FUND

On March 7, 2011, Columbia High Yield Bond Fund (the Redomiciling Fund), a series of RiverSource High Yield Income Series, Inc., was reorganized into a newly formed series of Columbia Funds Series Trust II (the New Fund).

BOARD ACTION: Board members of the Redomiciling Fund, at a meeting held on November 11, 2010, approved an Agreement and Plan of Redomiciling (the Agreement). The Board determined that participation in the Redomiciling was in the best interests of the Redomiciling Fund and that the interests of existing shareholders of the Redomiciling Fund would not be diluted as a result of the Redomiciling.

SHAREHOLDER APPROVAL: The shareholders of the Redomiciling Fund approved the Agreement between the Redomiciling Fund and the New Fund at a special meeting of shareholders held on February 15, 2011.

TERMS OF THE REDOMICILING: Under the Agreement, the Redomiciling Fund transferred all of its assets attributable to Class A, Class B, Class C, Class I, Class R, Class R3, Class R4, Class R5, Class W and Class Z shares to the New Fund in exchange for Class A, Class B, Class C, Class I, Class R, Class R3, Class R4, Class R5, Class W and Class Z shares of the New Fund, respectively. Those shares were distributed proportionately to the shareholders of the Redomiciling Fund. The New Fund assumed the liabilities of the Redomiciling Fund. The shareholders did not pay any sales charge in connection with the distribution of shares. Columbia Management Investment Advisers, LLC agreed to bear the costs of the Redomiciling.

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Redomiciling of Columbia Multi-Advisor Small Cap Value Fund

On March 7, 2011, Columbia Multi-Advisor Small Cap Value Fund (the Redomiciling
Fund), a series of RiverSource Managers Series, Inc., was reorganized into a newly formed series of Columbia Funds Series Trust II (the New Fund).

BOARD ACTION: Board members of the Redomiciling Fund, at a meeting held on November 11, 2010, approved an Agreement and Plan of Redomiciling (the Agreement). The Board determined that participation in the Redomiciling was in the best interests of the Redomiciling Fund and that the interests of existing shareholders of the Redomiciling Fund would not be diluted as a result of the Redomiciling.

SHAREHOLDER APPROVAL: The shareholders of the Redomiciling Fund approved the Agreement between the Redomiciling Fund and the New Fund at a special meeting of shareholders held on February 15, 2011.

TERMS OF THE REDOMICILING: Under the Agreement, the Redomiciling Fund transferred all of its assets attributable to Class A, Class B, Class C, Class I, Class R, Class R3, Class R4, Class R5 and Class Z shares to the New Fund in exchange for Class A, Class B, Class C, Class I, Class R, Class R3, Class R4, Class R5 and Class Z shares of the New Fund, respectively. Those shares were distributed proportionately to the shareholders of the Redomiciling Fund. The New Fund assumed the liabilities of the Redomiciling Fund. The shareholders did not pay any sales charge in connection with the distribution of shares.
Columbia Management Investment Advisers, LLC agreed to bear the costs of the Redomiciling.

REDOMICILING OF COLUMBIA U.S. GOVERNMENT MORTGAGE FUND

On March 7, 2011, Columbia U.S. Government Mortgage Fund (the Redomiciling
Fund), a series of RiverSource Government Income Series, Inc., was reorganized into a newly formed series of Columbia Funds Series Trust II (the New Fund).

BOARD ACTION: Board members of the Redomiciling Fund, at a meeting held on November 11, 2010, approved an Agreement and Plan of Redomiciling (the Agreement). The Board determined that participation in the Redomiciling was in the best interests of the Redomiciling Fund and that the interests of existing shareholders of the Redomiciling Fund would not be diluted as a result of the Redomiciling.

SHAREHOLDER APPROVAL: The shareholders of the Redomiciling Fund approved the Agreement between the Redomiciling Fund and the New Fund at a special meeting of shareholders held on February 15, 2011.

TERMS OF THE REDOMICILING: Under the Agreement, the Redomiciling Fund transferred all of its assets attributable to Class A, Class B, Class C, Class I, Class R4 and Class Z shares to the New Fund in exchange for Class A, Class B, Class C, Class I, Class R4 and Class Z shares of the New Fund, respectively. Those shares were distributed proportionately to the shareholders of the Redomiciling Fund. The New Fund assumed the liabilities of the Redomiciling Fund. The shareholders did not pay any sales charge in connection with the distribution of shares. Columbia Management Investment Advisers, LLC agreed to bear the costs of the Redomiciling.